Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:                           Daniel Zeff

Date of Earliest Transaction Required to be Reported: April 30, 2004

Issuer Name and Ticker Symbol:                        Castelle (CSTL)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:    50 California Street
            Suite 1500
            San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Castelle.


ZEFF HOLDING COMPANY, LLC                    ZEFF CAPITAL PARTNERS I, L.P

                                             By: Zeff Holding Company, LLC, as
                                                  general partner

By: /s/ Daniel Zeff                          By: /s/ Daniel Zeff
    -------------------------------              -------------------------------
Name:  Daniel Zeff                           Name:  Daniel Zeff
Title: Manager                               Title: Manager


SPECTRUM GALAXY FUND LTD.

By: /s/ Dion R. Friedland
    -------------------------------
Name:  Dion R. Friedland
Title: Director